Exhibit 5.1

October 21, 2022 Presto Automation Inc. 985 Industrial Road San Carlos, CA 94070 Ladies and Gentlemen:

We have acted as New York counsel to Presto Automation Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-1 (as amended, the “Registration Statement”) and the related prospectus relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (i) the issuance by the Company of up to 16,250,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), of the Company, that may be issued upon exercise of warrants to purchase shares of Common Stock at an exercise price of (a) $8.21 per share with respect to the public warrants (as defined in the Registration Statement) and (b) $11.50 per share of common stock with respect to the financing warrants and the private placement warrants (each as defined in the Registration Statement) (the “Warrant Shares”), and (ii) the offer and sale, from time to time, of (a) an aggregate of 46,949,333 shares of Common Stock by certain of the selling securityholders named in the Registration Statement (each a “Selling Securityholder” and, collectively, the “Selling Securityholders”), which includes (x) 31,891,293 shares of issued and outstanding Common Stock (the “Resale Shares”), (y) 7,625,000 Warrant Shares, and (z) 7,433,040 shares of Common Stock that may be issued from time to time to upon achievement of certain stock price thresholds in accordance with the terms of the Merger Agreement (as defined below) (the “Earnout Shares”) and (b) 6,125,000 private placement warrants (the “Private Placement Warrants”) and 1,500,000 financing warrants (the “Financing Warrants,” and, collectively, with the Private Placement Warrants, the “ Resale Warrants”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, or any prospectus filed pursuant to Rule 424(b) with respect thereto, other than as expressly stated herein.

In connection with our opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinions set forth in this opinion letter:

(a)	the Registration Statement;

(b)	a copy of the Second Amended & Restated Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware on September 21, 2022 and certified by the Secretary of the Company;

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(c)	a copy of the Bylaws of the Company as in effect on September 21, 2022, certified by the Secretary of the Company;

(d)	the Amended and Restated Warrant Agreement, dated as of September 21, 2022, by and between the Company and Continental Stock Transfer & Trust Company, as warrant agent, pursuant to which the Resale Warrants were issued (the “A&R Warrant Agreement”);

(e)	the Agreement and Plan of Merger, dated as of November 10, 2021, as amended by that certain Amendment to Agreement and Plan of Merger, dated as of April 1, 2022, as further amended by that Second Amendment to Agreement and Plan of Merger, dated as of July 25, 2022, by and among Ventoux CCM Acquisition Corp., Ventoux Merger Sub I Inc., Ventoux Merger Sub II LLC, and E La Carte, Inc. (the “Merger Agreement”); and

(f)	a copy of Resolutions of the Board of Directors of the Company adopted on September 21, 2022, certified by the Secretary of the Company.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinions expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions and the assumptions set forth below, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinions expressed below, we are of the opinion that:

1.	The Warrant Shares, when issued and paid for upon exercise of the public warrants and the Resale Warrants in accordance with the terms of the A&R Warrant Agreement, will be validly issued, fully paid and non-assessable.

2.	The Resale Shares are validly issued, fully paid and non-assessable.

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3.	The Earnout Shares, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

4.	The Resale Warrants constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to (i) applicable bankruptcy, insolvency, receivership, conservatorship, liquidation, reorganization, moratorium, fraudulent transfer and other laws affecting the enforcement of creditors’ rights generally, and (ii) the application of general principles of equity (whether applied by a court of law in equity or at law).

The opinions expressed above are limited to questions arising under the law of the State of New York and the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Common Stock and Warrants pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinions expressed above are as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinions expressed in this opinion letter.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock and Warrants appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement or any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

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